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                                                                   EXHIBIT 10.14

              THE CHASE MANHATTAN BANK AND PARTICIPATING COMPANIES
                             EXCESS RETIREMENT PLAN
                       RESTATED EFFECTIVE JANUARY 1, 1997



PREAMBLE

         This Plan is the successor to, and continuation of, the Supplemental Retirement Plan of Chemical Banking Corporation and Certain Subsidiaries. The purpose of this Plan is to provide an alternate means of paying benefits precluded by operation of law to certain designated executives participating in the Retirement Plan of The Chase Manhattan Bank and Certain Affiliated Companies ("Retirement Plan").

         The Plan is a non-qualified, unfunded deferred compensation arrangement. It is not subject to Section 401 of the Internal Revenue Code. Further, it is generally, not subject to Employee Retirement Income Security Act.

         Except for certain designated individuals who qualify as Grandfathered Participants under the Retirement Plan, the Supplemental Executive Retirement Plan of The Chase Manhattan Bank, N.A. ("Chase Plan") was terminated effective December 31, 1996. The Supplemental Chase Retirement Accounts under the Chase Plan became part of an account balance under the Deferred Compensation Program of The Chase Manhattan Corporation and subject to the terms and conditions of such Program and are not part of the account balances under this Plan. Similarly, annuity benefits accrued and frozen as of December 31, 1988 under the Chase Plan were converted into a lump sum and also became part of an account balance under such Deferred Compensation Program.
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                                    ARTICLE 1
                                   DEFINITIONS

         The following are defined terms wherever they appear in the Plan:

         1.1 "Account" shall have the meaning ascribed thereto under the Retirement Plan.

         1.2 "Administrator" shall mean the individual holding the title Director Human Resources of The Chase Manhattan Corporation or the Bank, or successor title, who shall be responsible for those functions assigned to him under the Plan.

         1.3      "Bank" shall mean The Chase Manhattan Bank.

         1.4 "Beneficiary" shall have the meaning ascribed thereto under the Retirement Plan.

         1.5 "Board" shall mean the Board of Directors of the Bank or of the Corporation; provided that any action taken by a duly authorized committee of the Board (including any action pursuant to Article VII) within the scope of authority delegated to it by the Board shall be considered an action of the Board for purposes of this Plan.

         1.6 "Chase Lump Sum Final Pay Benefit" shall have the meaning ascribed thereto under Section 4.1 of the Retirement Plan.

         1.7 "Chase Plan" shall mean the Supplemental Executive Retirement Plan of The Chase Manhattan Bank, N.A.

         1.8 "Chemical Retirement Plan" means the Retirement Plan of Chemical Bank and Certain Affiliated Companies as in effect on December 31, 1996.

         1.9      "Code" shall mean the Internal Revenue Code of 1986.

         1.10 "Committee" shall mean the Compensation and Benefits Committee of the Board.



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         1.11     "Compensation Limit" shall mean the dollar limitation imposed by Section 401(a)(17) of the Code on the amount of Eligible Compensation taken into account in computing benefits under the Retirement Plan.

         1.12     "Corporation" shall mean The Chase Manhattan Corporation.

         1.13 "Credit Balance" shall have the meaning ascribed thereto under the Retirement Plan.

         1.14 "Deferred Compensation Program" shall mean the Deferred Compensation Program of The Chase Manhattan Corporation and Participating Companies.

         1.15     "Effective Date" shall mean January 1, 1997.

         1.16 "Eligible Compensation" has the meaning ascribed thereto by the Retirement Plan.

         1.17 "Employee" shall mean an individual who is an employee of an Employer and a participant accruing benefits under the Retirement Plan. By way of clarification, individuals who are not classified as employees of an Employer for purposes of its payroll system, including, without limitation, individuals employed by temporary help firms or other staffing firms or who are treated as independent contractors by the Employer (whether or not deemed to be common law employees or leased employees), are not "Employees." In addition, in the event that any individual is re-classified as an employee for any purpose by any action of any third party or as a result of any lawsuit, action or administrative proceeding, such individual shall not be deemed an "Employee" under the Plan.

         1.18 "Employer" shall have the meaning ascribed thereto under the Retirement Plan; provided that such entity adopts the Plan by act of its board of directors and which adoption is approved by the Committee or Administrator; provided, however, that any entity participating in the MHT Plan or the Prior Plan on December 31, 1992 or the Chase


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Plan on December 31, 1996 shall be an Employer under the Plan as of January 1,
1993 or January 1, 1997, respectively.

         1.19 "Executive Retirement Plan" shall mean the Executive Retirement Plan of The Chase Manhattan Corporation.

         1.20 "Final Average Salary" shall have the meaning ascribed thereto under the Chemical Retirement Plan.

         1.21 "Final Salary Benefit" shall have the meaning ascribed thereto under the Chemical Retirement Plan.

         1.22 "Grandfathered Participant" shall have the meaning ascribed thereto under the Retirement Plan.

         1.23 "Interest Credit" shall have the meaning ascribed thereto under the Retirement Plan.

         1.24 "Lump Sum Final Pay Benefit" shall have the meaning ascribed thereto under Section 4.1 of the Retirement Plan.

         1.25 "MHT Plan" shall mean the Supplemental Retirement Benefits Plan of Manufacturers Hanover Trust Company and Certain Affiliated Companies as in effect immediately prior January 1, 1993.

         1.26 "Participant" shall mean each Employee of an Employer who participates in the Plan in accordance with the terms and conditions set forth herein.

         1.27 "Participating Company" shall mean (a) the Bank and (b) each Employer, which has been authorized by the Administrator to participate in the Plan and has agreed to comply with the provisions of the Plan.

         1.28 "Period of Service" shall have the meaning ascribed thereto under the Retirement Plan.



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         1.29     "Plan" shall mean the Excess Retirement Plan of The Chase
Manhattan Bank and Certain Participating Companies, as in effect at any time, which was formerly named the Supplemental Retirement Plan of Chemical Banking Corporation and Certain Pariticipating Companies.

         1.30 "Prior Plan" shall mean the Executive Cash Plan for Retirement of Chemical Banking Corporation and Affiliated Companies.

         1.31 "Prior Service Balance" shall have the meaning ascribed thereto by the Retirement Plan.

         1.32 "Related Company" shall mean a corporation of which more than 51% of the combined voting of all classes of stock entitled to vote or equity interest is owned directly or indirectly by the Corporation or a partnership, joint venture, or another incorporated entity of which more than 51% of the capital equity or profits interest is owned directly or indirectly by the Corporation.

         1.33 "Retirement Benefits" shall mean the Credit Balance of the Account of a Participant under the Retirement Plan.

         1.34 "Retirement Plan" shall mean the Retirement Plan of The Chase Manhattan Bank Affiliated Companies, as in effect January 1, 1997 and as amended from time to time.

         1.35 "Transition Credit" shall have the meaning ascribed thereto by the Retirement Plan.

                                   ARTICLE II
                                  PARTICIPATION

         2.1 Eligibility for Credit Balance. Commencing as of January 1, 1997, each Employee whose Eligible Compensation exceeds the Compensation Limit during any calendar year shall be a Participant as of such date with respect to the benefits described in Sections 3.1.



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         2.2      Previously Accrued Benefits. Effective as of January 1, 1997,
each Employee who had benefits under this Plan of December 31, 1996 shall be a Participant to the extent described in Section 3.2.

         2.3 Section 415 Limits. Commencing on or after January 1, 1997, if an Employee's distribution of Retirement Benefits is subject to the limitations of Section 415 of the Code, such Employee shall be a Participant as of the date of such distribution and shall be eligible for the benefits described in Section 3.4.



                                   ARTICLE III
                                    BENEFITS

         3.1 Pay-Based Credits. (a) Effective as of January 1, 1997, each Participant described in Section 2.1 whose Eligible Compensation in any calendar month exceeds the Compensation Limit used by the Retirement Plan for that calendar month shall have an amount credited to an Account under the Plan equal to the excess of (i) the Pay-Based Credit that would have been accrued under the Retirement Plan but for the application of such Compensation Limit for such calendar month over (ii) the amount actually credited under the Retirement Plan for such calendar month. Pay-Based Credits hereunder shall be made on the same basis as provided in the Retirement Plan to an Account. Notwithstanding the foregoing, the Plan shall not provide benefits on Eligible Compensation based on draw, commission in excess of draw or production overrides when, during a calendar year, such Eligible Compensation exceeds 100 percent of the annual Compensation Limit and, in the case of Chase Mortgage Company, 50 percent shall be substituted for 100% of such annual Compensation Limit.

         (b) Interest Credits. The Account of a Participant shall be credited with the Interest Credits that would have been provided under the Retirement Plan but for the Compensation Limit's application to the Pay-Based Credits.

         3.2 Previously Accrued Amount. Any amount credited to an Account under this Plan prior to December 31, 1996, including the bonus amounts described in Section


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3.4 of this Plan as in effect on December 31, 1996, shall be part of the Account of a Participant. See Article VI.

         3.3 Final Average Salary Benefit. If the amount of a Chase Lump Sum Final Pay Benefit or Lump Sum Final Pay Benefit under the Retirement Plan was reduced because of the application of the annual Compensation Limit, then there shall be credited to the Account of a Participant herein the excess of (i) the Chase Lump Sum Final Pay Benefit or Lump Sum Final Pay Benefit, as applicable, that would have been credited under the Retirement Plan but for the application of the annual Compensation Limit over (ii) the Chase Lump Sum Final Pay Benefit or the Lump Sum Final Pay Benefit actually credited under the Retirement Plan, provided that such amount shall be reduced if at a future date, all or any part of such amount may be credited to a Participant's Account under the Retirement Plan.

         3.4 Excess Benefits. Upon any distribution of Retirement Benefits or payment of any benefit accrued in the form of a life annuity based on a Participant's life expectancy from the Retirement Plan, each Employee whose Retirement Benefits or such life annuity benefit is reduced in the calendar year when such benefit commences by application of the limitations of Section 415 of the Code shall receive an amount equal to the excess of the (i) Retirement Benefits or life annuity payable under the Retirement Plan without application of Section 415 of the Code over (ii) amount actually payable under the Retirement Plan; provided that once the a benefit is in pay status hereunder as a result of the application of Section 415 of the Code, no adjustment shall be made for changes in Section 415 of the Code; provided further that nothing in this Section or Plan shall require any amounts to be paid under this Plan, should an administrative or judicial determination require the payment of Retirement Benefits or life annuity benefits under the Retirement Plan in excess of those initially distributed as a lump sum or as a life annuity under the Retirement Plan to a Participant.

         3.5 Grandfathered Participants. If a Participant elects to receive his/her accrued benefit under Section 4.6 of the Retirement Plan because such individual is a Grandfathered Participant, then any amount due under this Plan shall be forfeited, except


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for the amount specified in Section 3.4, so long as it is not duplicative of any amount required under another plan or program maintained by the Employee.

         3.6 Aggregate. The total value of the benefits to be received under the Plan when combined with the Retirement Benefits shall never exceed the value of the Retirement Benefits that would have been payable under the Retirement Plan but for the application of Section 415 of the Code and the Compensation Limit; provided that the foregoing shall not apply to amounts credited to an Account because of the inclusion of bonuses as part of Eligible Compensation hereunder;

                                   ARTICLE IV
                                     VESTING

         4.1 Account. The benefits described in Section 3.1 and Section 3.2 shall vest upon the date that the benefits under the Retirement Plan vest; provided that the amount of such benefit shall be determined only upon the date that the individual receives a distribution of his/her from the Retirement Plan. Benefits hereunder shall be forfeited upon a termination employment with an Employer or Affiliated Company if such Participant is not then vested in his/her Retirement Benefits. Benefits hereunder shall not be subject to being restored upon re-employment.

         4.2 Vesting 415 Benefit. The benefit described in Section 3.4 shall be deemed to accrue and vest only upon the dates or date of the distribution of benefits under the Retirement Plan.



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                                    ARTICLE V
     TRANSFERS TO DEFERRED COMPENSATION, WITHHOLDING, LIABILITY FOR PAYMENTS


          5.1 Form of Distribution. (a) If a Participant with a vested benefit under this Plan elects to receive such individual's Retirement Benefits (or in the case, where the benefit in the form of an annuity under the Retirement, then the vested benefit hereunder shall be distributed as of the date of such annuity commenced and shall be distributed in the form of the annuity selected under the Retirement Plan. Notwithstanding the foregoing, if the monthly amount of the annuity hereunder is less than a minimum amount specified from time to time by the Administrator, the vested benefit hereunder shall be distributed as a lump sum or shall be subject to the transfer provision described below, as the Administrator shall determine. Unless the Administrator otherwise designates, the actuarial factors used under the Retirement Plan in calculating the amount the monthly annuity payable to an individual shall be used for the annuity payable hereunder.

         (b) If a Participant with a vested benefit under this Plan elects to receive such individual's Retirement Benefit as a lump sum, including a transfer to an Individual Retirement Account or to another qualified plan, then any vested benefit hereunder in the form of an Account or otherwise payable as a lump sum shall be treated as of the first day of the month following that transfer (or such other date as the Administrator may designate) as an account balance subject to the terms and conditions of the Deferred Compensation Program. Accordingly, such amount shall be subject to the distribution election made by the Participant with respect to such individual's deferred compensation account under such Program and to the beneficiary designation under the Program; provided that if the Participant does not have an account under the Deferred Compensation Program and amount hereunder is less than $5000, then such amount shall be distributed to the Participant in a lump sum within a reasonable period of time following the date of the distribution of his or her Retirement Benefits. Pending exercise by the Participant of investment discretion under the Deferred Compensation Program,


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the balance of such account shall receive the rate of interest provided by the
Stable Value Fund.

         5.2 Withholding. Any payment under this Plan shall be reduced by any amount required to be withheld under applicable Federal, state and local income tax laws.

         5.3 Participant's Rights Unsecured. The right of any Participant or former Participant to receive further payments under the provisions of the Plan shall be unsecured claim against general funds of (i) the Bank, if the Employer employing the participant at the time his/her Eligible Compensation is subject to this Plan, was a bank or a bank subsidiary or (ii) the Corporation, if the employer employing the Participant at the time his/her Eligible Compensation is subject to this Plan, was not a bank or a bank subsidiary. No assets of shall be required to be segregated or earmarked to represent any liability for supplemental benefits hereunder, but the Corporation and Bank shall have the right to establish vehicles to assist them and the other Employers in meeting their obligations hereunder. The rights of any person to receive benefits under the Plan shall be only those of a general unsecured creditor; and such status shall not be enhanced by reason of the establishment of any funding vehicles.

         5.4 Beneficiary. Upon the death of a Participant who has vested benefits under this Plan which death occurs prior either to his/her receipt of benefits hereunder or the transfer to benefits to the Deferred Compensation Program, the Beneficiary of such Participant shall receive a benefit equal to the difference between that amount under the Retirement Plan that such Beneficiary would have received but for Section 415 limitation and that amount actually received under the Retirement Plan; and the Account of the Participant.

                                   ARTICLE VI
                             PRIOR PLAN AND MHT PLAN

         6.1 Prior Plan. (a) Any individual who was a Participant in the Prior Plan and whose benefit has not been distributed as of January 1, 1993, shall have an Account under the Plan. To the extent provided under Prior Plan, Interest Credits and/or Transition


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Credits shall be added to the Account, as if such account were an Account under the Retirement Plan.

         (b) An individual shall vest in the balance of such Account under the Prior Plan as provided in Section 4.1. Benefits are forfeited upon a termination of employment with an Employer or a Related Company if the individual has not satisfied such criteria. Such benefits are not restored upon re-employment.

         (c) Notwithstanding Section 5.1(a) or (b), if the employment of a Participant who was employed by Chemical Banking Corporation or a Related Company terminated on or before December 31, 1996, then any vested benefit under this Plan shall be distributed under the terms and conditions of this Plan as in effect on such termination date except that the terms of Section 3.4 as set forth in this Plan document shall be applicable to any amounts payable thereunder.

         6.2 MHT Plan. (a) Individuals receiving benefits from the MHT Plan shall continue to receive such benefits under the Plan.

         (b) Individuals who terminated employment on or before January 1, 1993, having satisfied the age and service criteria for a benefit under the MHT Plan and whose benefit under the Retirement Plan is limited by Section 415 of the Code and/or the Compensation Limit shall receive a benefit hereunder as provided for in the MHT Plan; provided that such benefits shall not be paid in the form of a lump sum.




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                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

         7.1 Amendment. The Board or the Administrator may amend the Plan in any respect and at any time; provided, however, that no amendment shall have the effect of reducing (i) any benefit then being paid to any Participant or to any other person pursuant to Articles III or VI, or (ii) the vested amount of any benefit under Sections 3.1, 3.2 and 3.3 theretofore accrued on behalf of any Participant.

         7.2 Termination. The Board may terminate the Plan at any time. In the event of termination, the Plan shall continue in force with respect to any Participant, or other person entitled to receive a benefit under Sections 3.1,
3.2 and 3.3 to the extent accrued and vested under the Plan prior to its termination, and shall be binding upon any successor to substantially all the assets of the Corporation or any other Employer. Notwithstanding the foregoing, the Board may determine that it is in the best interests of the Employers or the Participants to terminate the Plan in its entirety and distribute to each Participant (or other person entitled to receive payments hereunder) the benefit of such Participant thereunder.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Assignability. No right to receive payments hereunder shall be transferable or assignable by a Participant except by will or by the laws of descent and distribution or by a court of competent jurisdiction. Any other attempted assignment or alienation of payments hereunder shall be void and of no force or effect.

         8.2 Administration. Except as otherwise provided herein, the Plan shall be administered by the Administrator, who shall have the authority to adopt rules and regulations for carrying out the provisions of the Plan, and who shall conclusively interpret, construe and implement the provisions of the Plan, including eligibility to participate, the entitlement to benefits and the amount of such benefits.



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         8.3      Legal Opinions. The Administrator may consult with legal
counsel, who may be counsel for the Bank or other counsel, with respect to his obligations or duties hereunder, or with respect to any action proceeding or any question of law, and shall not be liable with respect to any action taken, or omitted, by him in good faith pursuant to the advice of such counsel.

         8.4 Liability. Any decision made or action taken by the Board, Committee or the Administrator arising out of, or in connection with, the construction, administration, interpretation and effect of the Plan shall be within their absolute discretion, and will be conclusive and binding on all parties. Neither the Administrator nor a member of the Board or of the Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, for anything done or omitted to be done in connection with this Plan.

         8.5 Corporate Reorganization. In the event that a corporation or unincorporated entity ceases to meet the definition of an Employer such corporation or entity shall cease to be an Employer under the plan and its employees shall cease to be Participants under the Plan, and the Plan shall be treated as though a separate plan for the benefit of its employees who were Participants in the plan to govern the accrued benefits of each such Participant (or any person entitled to benefits in respect of such a Participant).

         8.6 Construction. The masculine gender, where appearing in this Plan, shall be deemed to also include the feminine gender. The singular shall also include the plural, where appropriate.

         8.7 Governing Law. The Plan shall be construed and administered in accordance with the laws of the State of New York.



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         8.8      Not an Employment Contract. Nothing herein shall be construed to confer upon any person any legal right to continued employment with the Bank or any Related Company.






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